EXHIBIT 10.42

Execution Copy Confidential

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSE AGREEMENT

by and between

SOLVAY PHARMACEUTICALS, INC.

and

JAZZ PHARMACEUTICALS, INC.

relating to

LUVOX®-IR (fluvoxamine) and LUVOX®-ER (fluvoxamine extended release)

Dated January 31, 2007

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made and entered into as of the 31st day of January, 2007 (“Effective Date”), by and between SOLVAY PHARMACEUTICALS, INC., a Georgia corporation having its principal office at 901 Sawyer Road, Marietta, Georgia 30062 (“Solvay”) and JAZZ PHARMACEUTICALS, INC., a Delaware corporation, having its principal offices at 3180 Porter Drive, Palo Alto, California 94304 (“Jazz Pharmaceuticals”). Solvay and Jazz Pharmaceuticals are referred to herein on occasion separately as a “Party” or together as the “Parties”.

WHEREAS, each of Solvay and Jazz Pharmaceuticals is engaged in the business of developing, manufacturing, distributing and selling pharmaceuticals; and

WHEREAS, Solvay is the owner or exclusive licensee of certain assets related to the Products (as hereinafter defined); and

WHEREAS, Solvay has developed and currently has filed an NDA (as hereinafter defined) for each of the Products;

WHEREAS, Solvay has agreed to transfer, assign and/or license to Jazz Pharmaceuticals, as hereinafter set forth, certain rights and interests relating to the Products, and Jazz Pharmaceuticals has agreed to acquire such rights and interests, all as set forth in this Agreement; and

WHEREAS, the Parties will enter into the following agreements related to the Products at the Time of Closing (as hereinafter defined) under this Agreement, the Trademark License and the Supply Agreement (each, as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, the Parties agree as follows:

1.	Definitions

The capitalized terms used in this Agreement shall have the meanings specified below or as otherwise set forth in this Agreement.

1.1 “Affiliate” of an entity means any person or entity controlling, controlled by or under common control with such entity for so long as such control exists. As used herein, “control” means ownership, directly or indirectly, of at least fifty (50%) percent of the common stock or voting ownership interests of the entity in question. Notwithstanding the foregoing, the owners of preferred stock (or common stock issued upon conversion thereof) of Jazz Pharmaceuticals, such as financial institutions, venture capital funds and private equity investors, will not be “Affiliates” of Jazz Pharmaceuticals for purposes of this Agreement.

1.2 “API” means fluvoxamine maleate, the active pharmaceutical ingredient in the Products.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.3 “API Information” means the [ * ] the API.

1.4 “Closing Date” means January 31, 2007 or such other time as Solvay and Jazz Pharmaceuticals shall mutually agree.

1.5 “FDA” means the United States Food and Drug Administration, and any successor entity thereto.

1.6 “IND” means any Investigational New Drug Applications relating to the Products.

1.7 “Elan” means Elan Pharma International Limited, a company incorporated in Ireland, and its affiliates.

1.8 “Elan Agreement” means the License Agreement by and between Solvay and Elan dated December 22, 1997, as amended up to and including the Closing Date. A copy of the Elan Agreement, as amended up to and including the Effective Date, is attached hereto as Exhibit A.

1.9 “First Commercial Sale” of a Product means the first invoiced commercial sale by Jazz Pharmaceuticals or its Affiliates or sublicensees (excluding, however, sales made by one such entity to another such entity) to a Third Party for commercial purposes in the Territory after receipt of appropriate NDA approval for such Product.

1.10 “Laws and Regulations” means all applicable laws, statutes, licensing requirements, rules, regulations and judicial or administrative decisions applicable to the Products in the Territory and the development, use, sale, import, marketing, promotion, distribution or manufacture thereof in the Territory.

1.11 “Milestones” means the events identified in Sections 3.1 (b) through (k).

1.12 “Milestone Payments” means the payments to be made by Jazz Pharmaceuticals to Solvay pursuant to Sections 3.1 (b) through (k).

1.13 “NDAs” means the New Drug Applications for approval to market the Products submitted to the FDA, as amended or supplemented from time to time, as listed on Schedule 1.13. The NDA currently filed with the FDA relating to LUVOX-IR [ * ] will be referred to individually as the “LUVOX-IR NDA” and the NDA currently filed with the FDA relating to LUVOX-ER [ * ] will be referred to individually as the “LUVOX-ER NDA”. The LUVOX-IR NDA and the LUVOX-ER NDA will be referred to collectively as the “Current NDAs.”

1.14 “Net Sales” means the gross amounts invoiced by Jazz Pharmaceuticals and its Affiliates and sublicensees on all sales of the Products to independent unrelated Third Parties in bona fide arms’ length transactions (including, but not limited to, hospital sales, mail orders, retail sales, and sales to federal or state governments, wholesalers, medical institutions, etc.) in the Territory, less (a) transportation and freight charges, including insurance and handling, to the extent that such charges are included in the gross amounts invoiced in connection with the transport of the Products; (b) sales, use and excise taxes, value added taxes, and duties which fall

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

due and are paid as a consequence of such sales by Jazz Pharmaceuticals or its Affiliates or sublicensees and any other governmental charges imposed upon the importation, use or sale of the; and (c) the following deductions actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to Jazz Pharmaceuticals or its Affiliates:

(i)	trade, quantity and cash discounts;

(ii)	allowances or credits on account of rejection, defects, recall or return of the Products or on account of retroactive price reductions or wholesaler chargebacks affecting such Products; and

(iii)	rebates, refunds, reductions and charge backs specifically related to Products including those granted to insurers, buying groups, government agencies or similar bodies.

“Net Sales” shall not include any sales among Jazz Pharmaceuticals and its Affiliates and sublicensees.

1.15 “Products” means the pharmaceutical preparations owned or controlled by Solvay and/or developed on behalf of Solvay under the Elan Agreement containing the API, referred to and defined below as LUVOX-IR (fluvoxamine maleate) and LUVOX-ER (fluvoxamine maleate extended release), which are the subject of, and are further described in, the Current NDAs. LUVOX®-IR (fluvoxamine maleate) will be referred to individually as “LUVOX-IR” and LUVOX®-ER (fluvoxamine maleate extended release) will be referred to individually as “LUVOX-ER”.

1.16 “Product Experience Data” means all adverse event information and all product complaints, both technical and medical, concerning the Products in Solvay’s possession or control.

1.17 “Regulatory Materials” means all regulatory submissions and filings or registrations, including any INDs, NDAs, certifications or approvals, made with or received from the FDA and all correspondence and material communications related thereto, together with all other reports or correspondence provided to or received from the FDA, in each case which primarily relate to the API or any Product.

1.18 “Solvay Know-How” means all data (including all clinical, adverse event and product complaint data), information, specifications, methods, processes, techniques, compositions, technology, discoveries, inventions, assays, designs for and results of experiments, tests and studies, study materials, information contained in submissions to and information from the FDA, and statistical and other analyses, in each case related to one or both of the Products or otherwise required for or useful to the development, manufacture, use or sale of one or both Products in the Territory, whether patented or unpatented, which are, at the Time of Closing, owned or controlled by Solvay, including, without limitation, pharmacology, toxicology, clinical and non-clinical safety and efficacy data and quality control and quality assurance data, expressly excluding, however, API Information.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.19 “Territory” means, in the case of LUVOX-IR, the United States of America, its territories and possessions, including Puerto Rico and the U.S Virgin Islands (collectively, the “United States”) and, in the case of LUVOX-ER, the United States and any country(ies) for which Jazz Pharmaceuticals exercises its right of first offer described in Section 2.8 below.

1.20 “Third Party” means any person or entity other than Solvay or Jazz Pharmaceuticals or each of their respective Affiliates or, in the case of Jazz Pharmaceuticals, its sublicensees.

1.21 “Time of Closing” means 11:00 A.M. (Pacific Daylight Time) on the Closing Date or such other time and date as the Parties mutually agree in writing at which time the Parties are to deliver the closing documents and other deliverables described in Article 8.

1.22 “Trademark” means LUVOX® and all trademarks, service marks, logos, slogans, and trade names (whether or not registered), including all variations, derivations, combinations, registrations and applications for registration or renewals of the foregoing and all goodwill associated therewith to the extent of any interest owned, controlled or licensed by Solvay.

2.	Assignment and License Grants

2.1 License to Solvay Know-How. Solvay hereby grants to Jazz Pharmaceuticals, and Jazz Pharmaceuticals hereby accepts, an exclusive, royalty bearing license, with the right to sublicense, to use Solvay Know-How to use, sell, have sold, offer to sell, import, market, promote and distribute the Products solely in the Territory, and to make or have made the Products inside or outside the Territory (subject to the terms of the Supply Agreement) solely for use, sale, marketing, promotion or distribution in the Territory, and for no other purpose whatsoever, in accordance with and subject to the terms and conditions of this Agreement, the Supply Agreement and the Elan Agreement.

2.2 Assignment of Elan Agreement. Pursuant to the terms and conditions of the assignment and assumption agreement attached hereto as Exhibit D (“Assignment and Assumption Agreement”), Solvay shall assign to Jazz Pharmaceuticals, and Jazz Pharmaceuticals shall assume, in each case as of Time of Closing, all of Solvay’s rights and obligations under the Elan Agreement. Solvay will not enter into any amendment to, or otherwise agree to any modification of, the Elan Agreement in the form attached hereto as Exhibit A between the Effective Date and the Closing Date without the prior written consent of Jazz Pharmaceuticals.

2.3 Trademark License. The Parties agree to enter into, at the Time of Closing, a Trademark License Agreement dated as of the Closing Date in the form attached as Exhibit B hereto (the “Trademark License”) whereby Solvay grants to Jazz Pharmaceuticals an exclusive license to use the Trademark in the Territory in connection with the Products. In addition, Solvay agrees to apply for any additional trademarks in the Territory containing the term LUVOX® (the “Additional Trademarks) as may be requested by Jazz Pharmaceuticals [ * ] and such Additional Trademarks will be included in the definition of (i) Trademark for purposes of this Agreement and (ii) Licensed Mark (as defined in the Trademark License) for purposes of the Trademark License without any further action required by either Party. For the avoidance of doubt, any Additional Trademark shall be the [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2.4 Supply Agreement. The Parties agree to enter into, at the Time of Closing, a supply agreement dated as of the Closing Date for supply of API in the form attached hereto as Exhibit C (the “Supply Agreement”), pursuant to which Solvay will manufacture Jazz Pharmaceuticals’ requests of API for Jazz Pharmaceuticals during the term thereof. The Parties further agree to enter into a Quality Agreement promptly after the Closing Date defining each Party’s responsibilities with respect to quality matters in connection with the Supply Agreement.

2.5 Sublicense to Solvay. Jazz Pharmaceuticals agrees to grant to Solvay an exclusive royalty-free sublicense, outside the LUVOX-ER Territory, under all of the rights assigned and licenses granted hereunder, to use, sell, have sold, offer to sell, import, market, promote and distribute LUVOX-ER outside the LUVOX-ER Territory subject to the Parties negotiating and entering into an agreement within [ * ] days after the Time of Closing providing for (a) the grant of such royalty-free sublicense rights as described above (and no additional payments will be due to Jazz Pharmaceuticals from Solvay for such sublicense rights); (b) an appropriate apportionment of any payments due to Elan under the Elan Agreement with respect to sales outside the LUVOX-ER Territory; (c) arrangements whereby Solvay will provide Jazz Pharmaceuticals with reports and other information regarding its activities as a sublicensee sufficient to allow Jazz Pharmaceuticals to satisfy its obligations to Elan under the Elan Agreement; (d) Solvay to be bound by terms required to be passed through to a sublicense under the Elan Agreement; (e) Jazz Pharmaceuticals to supply LUVOX-ER to Solvay for sale outside the LUVOX-ER Territory for a price equal to the price that Jazz Pharmaceuticals pays to Elan for LUVOX-ER [ * ] ([ * ]%) percent of such price to cover administrative costs; (f) arrangements whereby Jazz Pharmaceuticals will provide Solvay with all necessary access to the NDA dossier for use outside of the Territory; and (g) such other provisions as the Parties deem appropriate. The Parties will negotiate and execute such an agreement promptly and in good faith within [ * ] days after the Time of Closing.

2.6 No Sales By Solvay Inside the Territory. Solvay, its Affiliates and any successors or assigns of Solvay or its Affiliates shall not, and shall not at any time during the term of this Agreement enter into an agreement whereby it will: (a) sell, market, promote or distribute, directly or indirectly, LUVOX-ER in the Territory; (b) sell, market, promote or distribute, directly or indirectly, a fluvoxamine product in the United States; or (c) sell or distribute the Products to any person outside the Territory if Solvay has knowledge that such person intends to sell such Products in the United States. To the extent permitted by law, such agreement shall secure from such Third Party its obligation to abide by the restrictions relating to inside the Territory contained in this Agreement, including refraining from knowingly engaging, directly or indirectly, in parallel importation or dealing in “grey market” products in connection with its sale and distribution of the Products.

2.7 No Sales By Jazz Pharmaceuticals Outside the Territory. Jazz Pharmaceuticals, its Affiliates and any successors or assigns of Jazz Pharmaceuticals or its Affiliates shall not at any time during the term of this Agreement enter into an agreement whereby it will: (a) sell, market, promote or distribute, directly or indirectly, LUVOX-ER outside the Territory; or (b) sell or distribute LUVOX-ER to any person inside the Territory if Jazz Pharmaceuticals has knowledge that such person intends to sell such LUVOX-ER outside the Territory. To the extent permitted by law, such agreement shall secure from such Third Party its obligation to abide by the restrictions

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

relating to sales outside the Territory contained in this Agreement, including refraining from knowingly engaging, directly or indirectly, in parallel importation or dealing in “grey market” products in connection with its sale and distribution of LUVOX-ER.

2.8 Right of First Offer. In the event (a), (b) or (c) below occurs, Solvay hereby grants to Jazz Pharmaceuticals a right of first offer to acquire the exclusive license or right to commercialize LUVOX-ER in the applicable country outside the Territory:

(a) Within [ * ] months following the [ * ] in a country, Solvay has not [ * ] LUVOX-ER;

(b) Within [ * ] months following the [ * ] in a country, Solvay has not [ * ] LUVOX-ER; or

(c) Solvay wishes to sublicense, assign or otherwise transfer the rights to LUVOX-ER in a country outside the Territory to any Third Party during the term of this Agreement.

If Solvay (i) fails to [ * ] stated in (a) or (b) above or (ii) wishes to transfer the rights to LUVOX-ER as set forth in (c) above, Solvay will provide prompt written notice of the same to Jazz Pharmaceuticals. Jazz Pharmaceuticals shall have [ * ] following the date of Solvay’s written notice within which to deliver written notice to Solvay of its election to acquire the exclusive license or right to commercialize LUVOX-ER in such country. In the event Solvay does not receive such notice within this [ * ] period, the failure shall be deemed to be Jazz Pharmaceuticals’ election not to acquire the exclusive license or right for such country. In the event Solvay receives such notice within this [ * ] period, the parties will negotiate in good faith the terms upon which Jazz Pharmaceuticals will acquire this right in such country.

3.	Compensation

3.1 Upfront Payment and Milestone Payments. As consideration for the license granted by Solvay to Jazz Pharmaceuticals hereunder, Jazz Pharmaceuticals will make the following upfront and milestone payments to Solvay:

(a) Two million ($2,000,000.00) dollars to be paid as a non-refundable payment at the Time of Closing (the “Upfront Payment”);

(b) Two million ($2,000,000.00) dollars within fifteen (15) days of the First Commercial Sale of LUVOX-IR, supplied by or on behalf of Solvay, by Jazz Pharmaceuticals;

(c) [*] dollars within fifteen (15) days of receipt of FDA approval of the first indication for the LUVOX-ER NDA (which is either an indication for the treatment of obsessive compulsive disorder (“OCD”) or an indication for the treatment of generalized social anxiety disorder (“SAD”));

(d) [*] dollars within fifteen (15) days of receipt of FDA approval of a second indication for the LUVOX-ER NDA (which is either an indication for the treatment of OCD or an indication for the treatment of SAD);

(e) [*] dollars within fifteen (15) days of receipt of FDA approval of LUVOX-ER for OCD or SAD with a label that includes expiration dating of at least eighteen (18) months;

(f) [*] dollars within fifteen (15) days of the First Commercial Sale of LUVOX-ER by Jazz Pharmaceuticals after FDA approval of the first indication for LUVOX-ER (which is either an indication for the treatment of OCD or an indication for the treatment of SAD); provided, however, if the First Commercial Sale of LUVOX-ER by Jazz Pharmaceuticals occurs more than sixty (60) days following approval of the first indication due to Solvay’s failure to supply API or Elan’s failure to supply Product, the milestone payment payable pursuant to this Section 3.1(f) shall be reduced to [*] ($[*]) dollars;

(g) [*] dollars within fifteen (15) days of the First Commercial Sale of LUVOX-ER (regardless of indication) by Jazz Pharmaceuticals after FDA approval of the second indication for LUVOX-ER (which is either an indication for the treatment of OCD or an indication for the treatment of SAD); provided, however, if the First Commercial Sale of LUVOX-ER by Jazz Pharmaceuticals after the FDA approval of the second indication for LUVOX-ER (which is either an indication for the treatment of OCD or an indication for the treatment of SAD) occurs more than sixty (60) days following approval of the second indication, due to Solvay’s failure to supply API or Elan’s failure to supply Product, the milestone payment payable pursuant to this Section 3.1(g) shall be reduced to [*] ($[*]) dollars;

(h) [*] dollars payable as set forth in Section 3.5 after twelve (12) months of uninterrupted supply of Jazz Pharmaceuticals’ requirements of LUVOX-ER by Elan to Jazz Pharmaceuticals in accordance with the terms and conditions of the Elan Agreement as measured from the date of the First Commercial Sale of LUVOX-ER by Jazz Pharmaceuticals;

(i) [*] dollars payable as set forth in Section 3.5 when Net Sales of LUVOX-ER first reach one hundred million ($100,000,000.00) dollars in a single twelve month period;

(j) [*] dollars payable as set forth in Section 3.5 when Net Sales of LUVOX-ER first reach two hundred million ($200,000,000.00) dollars in a single twelve month period; and

(k) [*] dollars payable as set forth in Section 3.5 when Net Sales of LUVOX-ER first reach four hundred million ($400,000,000.00) dollars in a single twelve month period.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Each Milestone Payment shall be made only once, regardless of how many times each related Milestone is achieved. No payment shall be owed for a Milestone which is not reached. In the event that more than one Milestone is achieved at one time, then all applicable payments under Section 3.1 shall be made.

For the sake of clarity, it is acknowledged and understood that in the event both OCD and SAD indications are approved by the FDA at the same time, the payments in 3.1(c) and 3.1(d) will be due and payable at the same time and the payments in 3.1(f) and 3.1(g) will be due and payable at the same time.

3.2 Reimbursement by Solvay. Solvay will reimburse Jazz Pharmaceuticals for any amounts paid by Jazz Pharmaceuticals to Elan under Sections [ * ] of the Elan Agreement within thirty (30) days of Jazz Pharmaceuticals’ written notice to Solvay that such amounts have been paid.

3.3 Royalty Payments. In addition to the Upfront Payment and Milestone Payments set forth in Section 3.1 above, as further consideration for the transactions contemplated hereunder, including without limitation the license granted by Solvay to Jazz Pharmaceuticals hereunder, Jazz Pharmaceuticals shall pay to Solvay the following royalty payments on Net Sales of LUVOX-ER in each calendar year during the term of the Agreement until such time as [ * ], excluding [ * ] (a) [ * ] percent of LUVOX-ER Net Sales up to and including [ * ] dollars in such calendar year, and (b) [ * ] percent of LUVOX-ER Net Sales in excess of [ * ] dollars in such calendar year. If Jazz Pharmaceuticals (i) is required, by a final court order from which no appeal can be taken, to obtain a royalty-bearing license from a Third Party under any patent which would be infringed by the manufacture, use, offer for sale, sale or import of LUVOX-ER by Jazz Pharmaceuticals or its Affiliates or sublicensees in the Territory or by the manufacture of LUVOX-ER outside the Territory solely for use, sale, marketing, promotion or distribution in the Territory, or (ii) in the exercise of its reasonable judgment, Jazz Pharmaceuticals believes that a license from such Third Party is necessary, then royalty payments due to Solvay under this Section 3.3 will be reduced by an amount equal to [ * ] by Jazz Pharmaceuticals to such Third Party under such license, provided, however, that in no event will the royalty payments otherwise due under this Section 3.3 be so reduced by more than [ * ] percent of the amount that would otherwise be calculated under this Section 3.3.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3.4 Records. Jazz Pharmaceuticals shall keep complete and accurate records of all sales of LUVOX-ER in the applicable Territory and the calculation of Net Sales of LUVOX-ER. Solvay shall have the right, at Solvay’s expense and after thirty (30) days’ prior written notice to Jazz Pharmaceuticals, through an independent certified public accountant, on a mutually agreeable date, to examine such records at any time within [ * ] after the due date of the royalty payments to which such records relate (but no more than [ * ]) during regular business hours, during the life of this Agreement and for [ * ] after its expiration or termination, in order to verify the accuracy of the reports to be made under Section 3.5 hereunder. The results of such examination will be made available to Jazz Pharmaceuticals. If, thereafter, Jazz Pharmaceuticals disputes in good faith the accuracy of the results of such examination, the parties will retain a second independent certified public accountant whose examination will be binding upon both parties. [ * ].

3.5 Reports. Within forty-five (45) days after the end of each calendar quarter during the term of this Agreement, Jazz Pharmaceuticals shall provide Solvay with a written report of Net Sales of LUVOX-ER during such quarter. Simultaneously with the submission of such report, Jazz Pharmaceuticals shall pay to Solvay all royalty payments due to Solvay under Section 3.3 hereof and the milestone payments due under Sections 3.1(h), (i), (j) and (k), if applicable. Interest, at a rate of [ * ] percent ([ * ]%) per annum, or at the highest legal rate if less than [ * ]%, shall be payable for any late payments.

3.6 Payment Mechanics, Taxes. All payments will be made by wire transfer to an account designated by Solvay to Jazz Pharmaceuticals in writing. All undisputed payments not made when due hereunder will bear interest at the rate stated in Section 3.5 on the date the payment became due. Jazz Pharmaceuticals shall be responsible for the payment of, and shall promptly pay, all federal, state, and local transfer, sales, and other taxes, if any, levied or imposed on Jazz Pharmaceuticals as a result of the transactions contemplated by this Agreement, including without limitation sales and use taxes but excluding any tax payable on any income or gain of Solvay or related to any Upfront Payment, Milestone Payment or royalty payable to Solvay hereunder, for which Solvay shall be responsible and shall pay. All sums payable to Solvay hereunder shall be paid net of any required withholding taxes. Jazz Pharmaceuticals shall submit to Solvay proof of payment of any taxes withheld in accordance with the preceding sentence.

4. Representations and Warranties of Solvay. The only representations and warranties of Solvay are those contained in this Article 4. Solvay hereby represents and warrants to Jazz Pharmaceuticals as follows as of the Effective Date and again as of the Time of Closing:

4.1 Organization; Standing. Solvay is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, including the performing of all the obligations set forth in this Agreement.

4.2 Authorization; Binding Effect. The execution and delivery by Solvay of this Agreement, the performance by Solvay of its obligations hereunder and the consummation by

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Solvay of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Solvay. This Agreement has been duly executed and delivered by a duly authorized representative of Solvay and constitutes the valid and legally binding obligation of Solvay enforceable against Solvay in accordance with its terms.

4.3 No Conflict; No Consents Required. The execution, delivery and performance of this Agreement by Solvay will not (a) violate or result in the breach of, constitute a default under, or accelerate the performance required by, any term of any covenant, agreement or understanding to which Solvay is a party, or any judgment, order, decree, law, rule or regulation to which Solvay entities or is subject, or (b) violate or constitute a breach of or default under the articles of incorporation or bylaws of Solvay. Except as provided in Article 7 and other than any consent required from Elan under the terms of the Elan Agreement as well as any standard corporate proceedings required to be taken by Solvay in connection with the transactions contemplated hereby, no authorization, consent, approval, license, exemption of or filing or registration with any Third Party is or will be necessary for, or in connection with, the execution of this Agreement, the Trademark License or the Supply Agreement by Solvay or the performance of Solvay’s obligations thereunder.

4.4 Title; Liens and Encumbrances. Solvay has good and marketable title, free of any mortgage, charge, lien, security interest, restriction, encumbrance or pledge of any nature, to the rights being transferred or licensed to Jazz Pharmaceuticals hereunder. Solvay has the lawful right to grant the licenses as described herein and to assign the Elan Agreement as assigned herein.

4.5 Claims; Litigation. Except as described in Schedule 4.5 attached hereto, there is no action, claim, suit, arbitration, or other legal or administrative proceeding, pending, or, to the knowledge of Solvay or its Affiliates, threatened against, Solvay or its Affiliates pertaining to the API or either or both Products or the development, use, sale, import, marketing, promotion, distribution or manufacture of any thereof, the NDAs or the Elan Agreement and, to Solvay’s or its Affiliates’ knowledge, no governmental investigation pertaining to any of the foregoing is pending or threatened. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator or other similar ruling outstanding against Solvay or its Affiliates relating to the API or the Products or the development, use, sale, import, marketing, promotion, distribution or manufacture thereof, the NDAs or the Elan Agreement.

4.6 No Broker. Solvay has not engaged any corporation, firm or other person who is entitled to any fee or commission as a finder or broker as a result of the negotiation or consummation of the transactions contemplated by this Agreement.

4.7 Disclosure. Solvay has, to the best of its knowledge, provided or made available to Jazz Pharmaceuticals all relevant and material documents in Solvay’s and its Affiliates’ possession or control, in each case relating to the Solvay Know-How, the API and the Products and the development, use, sale, import, marketing, promotion, distribution or manufacture thereof in the Territory, the NDAs and the Elan Agreement, including without limitation all agreements with Third Parties set forth on Schedule 4.7 attached hereto related to the development, use, sale, import, marketing, promotion, distribution or manufacture of the API or Products in the Territory

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(collectively, the “Third Party Agreements”), and all Product Experience Data and Regulatory Materials. No representations or warranties of Solvay in this Agreement, and no statement contained in any document, certificate or other writing furnished, or to be furnished, to Jazz Pharmaceuticals pursuant hereto contains any untrue statement of a material fact, or omits to state any material fact, which would, in light of the circumstances under which it was made, make such representations, warranties or statements not misleading.

4.8 Compliance with Laws and Regulations. To Solvay’s knowledge, Solvay and its Affiliates have complied and are in compliance with all Laws and Regulations and all laws, statutes, licensing requirements, rules, regulations, and judicial or administrative decisions applicable to the API, the Current NDAs and the Elan Agreement. Without limiting the foregoing, in Solvay’s good faith belief without further investigation (a) no statement contained in any IND, Current NDA or other Regulatory Materials related to the API and the Products contains any untrue statement of a material fact, or omits to state any material fact, which would, in light of the circumstances under which it was made, make any statement of a material fact misleading, and (b) there is no relevant material clinical trial data, CMC information, Product Experience Data or other data or information that should have been disclosed to the FDA in connection with the filing of any IND, Current NDA or Regulatory Materials which has not been so disclosed to the FDA.

4.9 Other Fluvoxamine Products. Solvay and its Affiliates do not [ * ], including any combination product, [ * ].

4.10 Contracts. Solvay is not in material breach of or default under the Elan Agreement or any other Third Party Agreements and, to Solvay’s knowledge, no event has occurred which with the passage of time or giving of notice or both would constitute such a default. To Solvay’s knowledge, there is no existing material breach or default by Elan under the Elan Agreement or by any Third Party under any Third Party Agreement and, in each case, no event has occurred which with the passage of time or giving of notice or both would constitute such a default. Solvay has not received any notice from Elan that it intends to terminate or is threatening to terminate or to breach the Elan Agreement or that Solvay is in breach of the Elan Agreement. Solvay has not received any notice from any Third Party that it intends to terminate or is threatening to terminate or to breach any Third Party Agreement or that Solvay is in breach of any Third Party Agreement.

4.11 Patents. The patents and patent applications listed on Schedule 4.11 are the only patents or patents applications owned, controlled or licensed by Solvay or its Affiliates or, to Solvay’s knowledge, owned, controlled or licensed by Elan relating to the Products in the applicable Territory.

4.12 Claims of Infringement. Neither Solvay nor any of its Affiliates has received any notice of any claims by any Third Party asserting that the API or the Products, or the development, use, sale, import, marketing, promotion, distribution or manufacture thereof as contemplated herein, infringes or will infringe or misappropriates or will misappropriate any patent rights or other intellectual property rights of any Third Party or require any payments to any Third Party; [ * ] with regard to [ * ].

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4.13 Third Party Intellectual Property Rights. To the best of Solvay’s and its Affiliates’ knowledge after reasonable inquiry, no Third Party patent rights or other intellectual property rights are necessary for the development, use, sale, import, marketing, promotion, distribution or manufacture of the Products as contemplated herein, except those rights assigned to Jazz Pharmaceuticals hereunder under Elan Agreement.

4.14 No Conflicting Rights. Solvay has not granted, and will not grant during the term of this Agreement, any right to any Affiliate or Third Party which would conflict with the rights granted to Jazz Pharmaceuticals hereunder. Solvay will not take, or cause or permit any Affiliate or Third Party to take, any action that will conflict with, contravene or otherwise limit or restrict the rights of Jazz Pharmaceuticals hereunder or the right of Jazz Pharmaceuticals to enjoy the benefits of this Agreement.

4.15 Elan Agreement. The copy of the Elan Agreement attached hereto as Exhibit A is a true, correct and complete copy of the Elan Agreement as in effect as of the Effective Date.

5. Representations and Warranties of Jazz Pharmaceuticals. The only representations and warranties of Jazz Pharmaceuticals are those contained in this Article 5. Jazz Pharmaceuticals hereby represents and warrants to Solvay as follows as of the Effective Date and again as of the Time of Closing:

5.1 Organization; Standing. Jazz Pharmaceuticals is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, including the performing of all the obligations set forth in this Agreement.

5.2 Authorization; Binding Effect. The execution and delivery by Jazz Pharmaceuticals of this Agreement, the performance by Jazz Pharmaceuticals of its obligations hereunder and the consummation by Jazz Pharmaceuticals of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Jazz Pharmaceuticals. This Agreement has been duly executed and delivered by a duly authorized officer of Jazz Pharmaceuticals and constitutes the valid and legally binding obligation of Jazz Pharmaceuticals enforceable against Jazz Pharmaceuticals in accordance with its terms.

5.3 No Conflict; Consents. The execution, delivery and performance of this Agreement by Jazz Pharmaceuticals will not (a) violate or result in the breach of, constitute a default under, or accelerate the performance required by, any term of any covenant, agreement or understanding to which Jazz Pharmaceuticals is a party, or any judgment, order, decree, law, rule or regulation to which Jazz Pharmaceuticals is subject and (b) violate or constitute a breach of or default under the certificate of incorporation or bylaws of Jazz Pharmaceuticals. Except as provided in Article 7 as well as any standard corporate proceedings required to be taken by Jazz Pharmaceuticals in connection with the transactions contemplated hereby, no authorization, consent, approval, license, exemption of or filing or registration with any Third Party is or will be necessary for, or in connection with, the execution of this Agreement, the Trademark License or the Supply Agreement by Jazz Pharmaceuticals or the performance of Jazz Pharmaceuticals’ obligations thereunder.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.4 No Broker. Jazz Pharmaceuticals has not engaged any corporation, firm or other person who is entitled to any fee or commission as a finder or broker as a result of the negotiation or consummation of the transactions contemplated by this Agreement.

5.5 Disclosure. No representations or warranties of Jazz Pharmaceuticals in this Agreement, and no statement contained in any document, certificate or other writing furnished, or to be furnished, to Solvay pursuant hereto contains any untrue statement of a material fact, or omits to state any material fact, which would, in light of the circumstances under which it was made, make such representations, warranties or statements not misleading.

6.	Regulatory Matters.

6.1 Transfer of Current NDAs. Within [ * ] business days of Solvay’s receipt of notification of FDA approval of the LUVOX-IR NDA, Solvay shall transfer and assign ownership and responsibility of such NDA and corresponding INDs to Jazz Pharmaceuticals. Within [ * ] business days of Solvay’s receipt of notification of FDA approval of the LUVOX-ER NDA, Solvay shall transfer and assign ownership and responsibility of the LUVOR-ER NDA and corresponding INDs to Jazz Pharmaceuticals.

6.2 Transfer of Regulatory Responsibilities. Until the transfer of each respective Current NDA (and corresponding INDs) to Jazz Pharmaceuticals, Solvay shall remain responsible, at its sole expense, for all regulatory responsibilities as holder of such NDA and corresponding INDs and all other responsibilities under applicable Laws and Regulations. Subject to Solvay’s indemnification obligations hereunder and any other obligations and/or rights of Solvay contained in this Agreement and the Supply Agreement, effective upon the transfer and assignment of each respective Current NDA, all of Solvay’s obligations and responsibilities as the holder of such Current NDAs shall be assumed in their entirety by Jazz Pharmaceuticals; provided, however, that Solvay will remain responsible for any liability incurred or obligation breached under each NDA which is not a Current NDA and corresponding INDs; provided further that Solvay will remain responsible for any liability incurred or obligation breached under each Current NDA and corresponding INDs prior to the effective date of the transfer and assignment to Jazz Pharmaceuticals of such Current NDA and corresponding INDs. Upon transfer of each respective Current NDA (and the corresponding INDs) to Jazz Pharmaceuticals, Jazz Pharmaceuticals shall assume, at its sole expense, all regulatory responsibilities as holder of such Current NDA and corresponding INDs and all other responsibilities under applicable Laws and Regulations in the applicable Territory, reporting and otherwise, in connection with each of the Products in the applicable Territory. These responsibilities shall include, without limitation, those responsibilities related to (i) the marketing and promotion by Jazz Pharmaceuticals and its Affiliates and sublicensees of the Product in the Territory; (ii) reporting Product Experience Data relating to the Products to the FDA; (iii) if applicable, the filing of additional new drug applications and/ supplements to NDAs for product line extensions, extensions of the expiry date and additional product claims or additions to the labeling of the Products; and (iv) any ongoing and future commitments to the FDA applicable to the holder of the Current NDAs.

6.3 Regulatory Materials. Solvay has provided Jazz Pharmaceuticals and will continue to provide Jazz Pharmaceuticals with full access to all Regulatory Materials and

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Product Experience Data. Upon the transfer and assignment of each respective Current NDA and corresponding INDs, Solvay will provide Jazz Pharmaceuticals with all Regulatory Materials and copies of Product Experience Data related thereto (including without limitation any and all electronic databases related thereto); provided that Solvay may retain an archival copy of the Regulatory Materials, including supplements and records that are required to be kept under 21 C.F.R. §314.81.

6.4 Communications with Regulatory Agencies. Prior to the transfer of the Current NDAs to Jazz Pharmaceuticals, Solvay shall have primary responsibility for communications with the FDA; provided, however, that (a) Solvay will promptly provide Jazz Pharmaceuticals with copies of all correspondence (and summaries of all communications) from or to the FDA with respect to the API and the Products and the Current NDAs, (b) Jazz Pharmaceuticals will have the right to review and comment upon any filings and correspondence from Solvay to the FDA with respect to the API, the Products and the Current NDAs prior to filing and Solvay will include any changes reasonably requested by Jazz Pharmaceuticals; (c) Jazz Pharmaceuticals will have the right to participate in all meetings and significant telephone calls with the FDA with respect to the API, the Products and the Current NDAs and (d) Solvay will not make any agreements with, or commitments to, the FDA or otherwise in connection with the API, the Products or the Current NDAs between the Effective Date and the Closing Date, and thereafter until the effective date of the transfers of the Current NDAs, without the prior written consent of Jazz Pharmaceuticals, which consent shall not be unreasonably delayed or withheld. After the transfer of the each Current NDA (and the corresponding INDs), Jazz Pharmaceuticals shall have responsibility for all communications with the FDA with respect matters relating to the Products and the Current NDAs and corresponding INDs. To the extent reasonably requested by Jazz Pharmaceuticals, Solvay will cooperate with and assist Jazz Pharmaceuticals in its communications with the FDA relating to the Products and the Current NDAs and corresponding INDs for a reasonable transition period after the effective date of the transfers of the Current NDAs.

6.5 Post-Transfer Activities. The Parties agree to enter into a Pharmacovigilance Agreement promptly after the Closing Date, defining each Party’s responsibilities with respect to drug safety and communications relating thereto after the transfer of each Current NDA and the corresponding INDs to Jazz Pharmaceuticals.

6.6 Additional Regulatory Commitments. In the event that, in connection with or as a condition of the approval of either of the Current NDAs, the FDA requires the conduct of additional post-approval studies or activities, Solvay will reimburse Jazz Pharmaceuticals for [ * ] percent ([ * ]%) of all amounts expended by Jazz Pharmaceuticals and submitted to Solvay prior to the [ * ] anniversary of the date upon which such NDA approval or conditional approval is granted on the preparation for and conduct of such studies or other activities and related filings with regulatory authorities[ * ].

7.	HSR Filing

7.1 Filing. Solvay and Jazz Pharmaceuticals shall file, prior to, on or promptly after the Effective Date of this Agreement, with the Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“Antitrust Division”), the notification and

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report form (the “Report”) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), with respect to the transactions contemplated under this Agreement. The Parties shall cooperate with each other to proceed to obtain any necessary approvals under the HSR Act, including, without limitation, the expiration or, if requested by Jazz Pharmaceuticals, the earlier termination of any and all applicable waiting period required by the HSR Act. Each Party will be responsible for its own costs and expenses associated with any filing under the HSR Act and the Parties will share equally the filing fee due to the FTC for filing of the Report.

7.2 HSR Cooperation. Solvay and Jazz Pharmaceuticals shall each use diligent efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by federal or state antitrust authorities, promptly taking steps to secure government antitrust clearance, including, without limitation, cooperating in good faith with any government investigation.

7.3 HSR Termination. In the event that the FTC, the Antitrust Division or any U.S. court or government authority of competent jurisdiction shall issue a final determination to the Parties that the transactions contemplated under this Agreement are illegal and/or violative of U.S. federal antitrust laws, then either Party shall at any time thereafter have the right to terminate and rescind this Agreement by notifying the other Party to that effect. Upon mutual agreement, the Parties may also elect to contest such determination and shall coordinate such efforts with each Party bearing its own expenses in connection therewith. Upon receipt of notice of termination and rescission by a Party pursuant to this Section 7.3, this Agreement shall be rescinded and of no further force or effect and the Parties shall fully cooperate to return all rights, assignments and other interests and/or property exchanged or transferred by one Party to the other pursuant to this Agreement or otherwise in connection with the completion of the transactions contemplated hereunder, including all amounts paid by Jazz Pharmaceuticals hereunder.

8.	Closing.

8.1 Conditions Precedent to Jazz Pharmaceuticals’ Obligations. Each and every obligation of Jazz Pharmaceuticals to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of each of the following conditions, any or all of which may be waived by Jazz Pharmaceuticals in writing:

(a) Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Solvay in this Agreement shall be true and correct in all material respects when made and shall be true, complete and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

(b) Compliance with Agreement. Solvay shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by Solvay prior to or on the Closing Date.

(c) Consents and Approvals. Solvay has received all approvals, consents and waivers that are required to effect the transactions contemplated hereby and copies of such documents

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which are in Solvay’s possession shall have been received by Jazz Pharmaceuticals on or prior to the Closing Date. Any necessary approvals under the HSR Act shall have been received, including, without limitation, the expiration or, if requested by Jazz Pharmaceuticals (or Solvay, at Jazz Pharmaceuticals’ request), the earlier termination of any and all applicable waiting period required by the HSR Act.

8.2 Conditions Precedent to Solvay’s Obligations. Each and every obligation of Solvay to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of each of the following conditions, any or all of which may be waived by Solvay in writing:

(a) Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Jazz Pharmaceuticals in this Agreement shall be true, complete and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

(b) Compliance with Agreement. Jazz Pharmaceuticals shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by Jazz Pharmaceuticals prior to or on the Closing Date.

(c) Consents and Approvals. Jazz Pharmaceuticals has received all approvals, consents and waivers that are required to effect the transactions contemplated hereby and copies of such documents which are in Jazz Pharmaceuticals’ possession shall have been received by Solvay on or prior to the Closing Date. Any necessary approvals under the HSR Act shall have been received, including, without limitation, the expiration or, if requested by Jazz Pharmaceuticals, the earlier termination of any and all applicable waiting period required by the HSR Act.

8.3	Deliveries at Closing.

(a) Solvay Deliveries. At or prior to the Time of Closing, Solvay shall have delivered or caused to be delivered to Jazz Pharmaceuticals, any or all of which may be waived by Jazz Pharmaceuticals in writing:

(i) physical possession (or the implementation of arrangements reasonably satisfactory to both Parties of transfer and delivery of physical possession) of all tangible personal property (or copies thereof) concerning the Products, including all tangible personal property included in the Solvay Know-How, with as much as possible in electronic form;

(ii) a certificate, dated the Closing Date and signed by its President or any Vice President, to the effect that all corporate proceedings required to be taken by Solvay in connection with the transactions contemplated hereby have been taken and that all representations and warranties are true, complete and correct as of the Closing Date;

(iii) a duly executed Trademark License;

(iv) a duly executed Supply Agreement;

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(v) a true, correct and complete copy of the Elan Agreement as in effect as of the Closing Date, accompanied by a certificate, dated the Closing Date and signed by Solvay’s President or any Vice President, to that effect;

(vi) a written consent of Elan, in a form acceptable to Jazz Pharmaceuticals, to Solvay’s assignment of the Elan Agreement hereunder;

(vii) a duly executed Assignment and Assumption Agreement relating to the Elan Agreement; and

(viii) such other documents, instruments and certificates as Jazz Pharmaceuticals and Solvay may mutually agree upon.

(b) Deliveries by Jazz Pharmaceuticals. At or prior to the Time of Closing, Jazz Pharmaceuticals shall deliver or cause to be delivered to Solvay, any or all of which may be waived by Solvay in writing:

(i) the Upfront Payment;

(ii) a duly executed Trademark License;

(iii) duly executed Supply Agreement;

(iv) a certificate, dated the Closing Date and signed by its Chief Executive Officer, to the effect that all corporate proceedings required to be taken by Jazz Pharmaceuticals in connection with the transactions contemplated hereby have been taken and that all representations and warranties are true, complete and correct as of the Closing Date;

(v) a duly executed Assignment and Assumption Agreement relating to the Elan Agreement; and

(vi) such other documents, instruments and certificates as Jazz Pharmaceuticals and Solvay may mutually agree upon.

9.	Cooperation; Further Assurances.

9.1 Proceedings Relating to the Products. Each Party covenants and agrees as to any suit, action, arbitration or judicial proceeding or any governmental investigation or inquiry, relating to the API, either of the Products or the NDAs, being prosecuted or defended by the other Party, to cooperate in making records available to such other Party and to provide such access to, and use of, such information and data as reasonably requested by such other Party in connection therewith. Each Party will reimburse the Party providing such cooperation for its reasonable out-of-pocket expenses incurred in connection with its obligations hereunder.

9.2 Information. From time to time after the Closing Date, the Parties hereto shall deliver to each other such information and data concerning the transactions contemplated hereby as either Party may reasonably request including that required in order to enable such Party to complete and file all national, state and local forms which may be required to be filed by it and to complete all customary tax and accounting procedures and otherwise to enable such Party to satisfy its internal accounting, tax and other requirements.

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9.3 Further Assurances. From time to time after the Closing Date, without further consideration, Solvay shall perform all such other actions and shall execute, acknowledge and deliver all such assignments, transfers, consents and other documents as Jazz Pharmaceuticals or its counsel may reasonably request with respect to, and for the purpose of carrying out or evidencing, any of the transactions contemplated hereby.

10.	Indemnification; Insurance.

10.1 Survival. All representations and warranties of Solvay and Jazz Pharmaceuticals contained herein will survive for a period of [ * ] after the Time of Closing. The covenants and agreements of the parties hereto contained in this Agreement will survive and remain in full force for the applicable periods described therein or, if no such period is specified, [ * ]. Any right of indemnification pursuant to this Article 10 with respect to a claimed breach of a representation, warranty or covenant will expire at the date of termination of the representation, warranty or covenant claimed to be breached, unless on or prior to such date the party from whom indemnification is sought will have received notice in accordance with the provisions of Section 10.5 hereof.

10.2 Indemnification by Solvay. Solvay hereby agrees to indemnify Jazz Pharmaceuticals and its Affiliates and their respective officers, directors and employees (the “Jazz Pharmaceuticals Indemnified Parties”) from and against all claims, disputes, actions, arbitrations, mediations, litigations, proceedings, suits and governmental investigations brought by a Third Party and any appeal therefrom (the “Claims”), and agrees to hold them harmless from, any costs, expenses, damages, and loss, including reasonable attorneys fees in respect of such Claims and to enforce rights to indemnification as herein provided (“Losses”) to the extent such Losses arise from or in connection with the following:

(i) any breach by Solvay of any representation or warranty made by it contained in this Agreement, provided Solvay receives notice of the same within [ * ] after the Time of Closing;

(ii) any breach by Solvay of any of its covenants contained in this Agreement;

(iii) any and all liabilities and obligations of Solvay to Elan, any Affiliates of Elan or any other Third Party which liabilities or obligations either (A) accrued to Solvay prior to the Time of Closing, (B) relate to events occurring prior to the Time of Closing or (C) accrue to or from Solvay under any sublicense rights granted to Solvay by Jazz Pharmaceuticals under Section 2.5 of this Agreement;

(iv) the manufacture, sale, marketing or distribution of the API or Products outside the Territory by Solvay or its Affiliates or sublicensees, and the operation of the business of Solvay or its Affiliates or sublicensees related to the API or the Products at any time after the Closing Date;

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(v) the negligence or willful misconduct of any of the Solvay Indemnified Parties (as defined below);

provided, however, that in each case Solvay will not be obligated to indemnify any Jazz Pharmaceuticals Indemnified Parties with respect to, and to the extent of, any Losses for which Jazz Pharmaceuticals is obligated to indemnify Solvay pursuant to Section 10.3.

Notwithstanding anything to the contrary, the indemnifications in favor of the Jazz Indemnified Parties contained in this Section 10.2: (a) [ * ]; (b) and [ * ].

Jazz Pharmaceuticals acknowledges and agrees that the indemnification provided in this Section 10.2 [ * ].

10.3 Indemnification by Jazz Pharmaceuticals. Jazz Pharmaceuticals hereby agrees to indemnify Solvay and its officers, directors and employees (the “Solvay Indemnified Parties”) against, and agrees to hold them harmless from, any Claims and Losses to the extent such Losses arise from or in connection with the following:

(i) any breach by Jazz Pharmaceuticals of any representation or warranty made by it contained in this Agreement;

(ii) any breach by Jazz Pharmaceuticals of any of its covenants contained in this Agreement;

(iii) the manufacture, sale, marketing or distribution of the Products in the Territory by Jazz Pharmaceuticals or its Affiliates or sublicensees after the Closing Date, and the operation of the business of Jazz Pharmaceuticals or its Affiliates or sublicensees related to the Products at any time after the Closing Date; or

(iv) the negligence or willful misconduct of any of the Jazz Pharmaceuticals Indemnified Parties;

provided, however, that in each case Jazz Pharmaceuticals will not be obligated to indemnify any Solvay Indemnified Parties with respect to, and to the extent of, any Losses for which Solvay is obligated to indemnify Jazz Pharmaceuticals pursuant to Section 10.2.

Solvay acknowledges and agrees that the indemnification provided in this Section 10.3 will [ * ].

10.4 No Incidental Damages. In no event will either Party be liable to the other Party for incidental, indirect, punitive, exemplary, special or consequential damages, such as losses of revenues or profits, whether based upon a claim or action of contract, warranty, negligence, strict liability or other tort, a product claim, or otherwise arising out of or related to this Agreement; provided, however, that the foregoing limitation shall not apply to damages due to a third party which are the subject of a valid claim for indemnification hereunder.

10.5 Procedure. In order for an indemnified party under this Article 10 (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, such Indemnified Party will, promptly following the discovery of the matters giving rise to any

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Loss, notify the indemnifying party under this Article 10 (the “Indemnifying Party”) in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom, if known; provided, however, that failure to give such prompt notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure (except that the Indemnifying Party will not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within ten (10) business days after the Indemnified Party’s receipt of such request, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss.

10.6 Third Party Claims. If the indemnification sought pursuant hereto involves a claim made by a third party against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party will be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party; provided, however, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation. Should the Indemnifying Party be permitted and so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless and to the extent that a conflict arises between the interests of the Parties. If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party will have failed to give notice of the Third Party Claim as provided above) or in the event of a conflict of interest between the Parties. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, each of the Parties hereto will cooperate in the defense or prosecution thereof. Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim; provided, however, that the Indemnified Party shall have the right to consent to any such settlement, compromise or discharge that (x) would materially adversely affect the rights granted to the Indemnified Party hereunder, (y) would materially conflict with the terms of this Agreement or (z) would materially adversely affect the Products outside the Territory. Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent.

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11.	Term and Termination.

11.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in effect until terminated in accordance with the terms hereof.

11.2 Termination for Breach. This Agreement may be terminated by either Party in the event the other Party breaches its obligation(s) under this Agreement and does not cure the same within sixty (60) days following written notice of such breach; provided, however, that if the breach is of such a nature that it can not be cured within sixty (60) days, then the time to cure shall be extended until such breach can reasonably be cured.

11.3 Termination by Either Party. If the FTC and/or the Antitrust Division has not made a determination regarding the validity or legality of the transactions contemplated herein within six (6) months following the Effective Date, then either of the Parties may terminate this Agreement, in which case the Parties shall fully cooperate to return all rights, assignments and other interests and/or property exchanged or transferred by one Party to the other pursuant to this Agreement, including all amounts paid by Jazz Pharmaceuticals hereunder; provided, however, that a Party shall not be permitted to terminate this Agreement in the event that the failure of the FTC and/or the Antitrust Division to make a determination regarding the validity or legality of the transactions contemplated herein within six (6) months following the Effective Date is a result of such Party’s failure to cooperate with respect to the Report in accordance with the terms of Article 7. In addition, this Agreement may be terminated by either Party in accordance with the terms of Section 7.3 and/or Section 13.9.

11.4 Termination by Jazz Pharmaceuticals. If either (a) the FDA has not approved the LUVOX-IR NDA by April 1, 2008 or (b) the FDA has not approved the LUVOX-ER NDA by April 1, 2008, then Jazz Pharmaceuticals shall have the right to terminate this Agreement with written notice to Solvay, in which case the Parties shall fully cooperate to return all rights, assignments and other interests and/or property exchanged or transferred by one Party to the other pursuant to this Agreement, including all amounts paid by Jazz Pharmaceuticals hereunder (expressly excluding the Upfront Payment).

12.	Confidentiality.

12.1 “Confidential Information” means the existence of this Agreement, information relating to the terms of this Agreement, the products, services, business, personnel, research, development, manufacturing or commercial activities of a Party, including, but not restricted to, unpublished patent applications, formulae, compilations, programs, devices, concepts, tests, results, inventions, designs, methods, techniques, marketing and commercial strategy and information, processes, data concepts, and unique combinations of separate items which individually may or may not be confidential, which information is not generally known to the public and either derives economic value, actual or potential, from not being generally known or has a character such that the Party has a legitimate interest in maintaining its secrecy. Confidential Information will not include information which, as demonstrated by competent evidence: (i) was known to the receiving Party prior to the disclosure; (ii) was generally available to the public at the time of disclosure or becomes available to the public after disclosure other than through any act or omission of the receiving Party in breach of this Agreement; or (iii) becomes known to the receiving Party as the result of disclosure

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

from a third party under no obligation of secrecy to the disclosing Party. If Confidential Information is required to be disclosed by law or pursuant to the disclosure requirements of a governmental agency, the Party ordered to disclose the Confidential Information shall notify the disclosing Party which owns or supplied the Confidential Information sought to be disclosed pursuant to such request, requirement or order in sufficient time to allow such disclosing Party to oppose such request, requirement or order.

12.2 Confidentiality Obligation. The Parties shall each keep in strictest confidence all Confidential Information and shall not disclose such Confidential Information to any third person except employees, consultants or other agents who need to receive such Confidential Information for the purpose of achieving an objective of this Agreement and who are bound by obligations of confidentiality with respect thereto, as necessary in connection with the transactions provided for or contemplated hereby, or as may otherwise be required by law and to the extent related to the exploitation of the Products, including such disclosures to licensees, sublicensees or assigns as may be reasonably required to permit the exploitation of the Products. Each such licensee, sublicensee or assignee shall be obligated to by an agreement of confidentiality binding such licensee, sublicensee or assignee to the same extent to which the Party from which it received the Confidential Information is bound. The Parties shall exercise all necessary precautions to safeguard the secrecy of Confidential Information and to prevent the unauthorized disclosure thereof. Except as otherwise provided herein, the obligations of this Article 12 shall survive for a period of [ * ] years from the [ * ].

13.	Miscellaneous.

13.1 Force Majeure. If any Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of force majeure, including, but not limited to fire, flood, earthquake, explosion, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God and/or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing matters or not, then, upon written notice by the Party liable to perform to the other Party, the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability; provided that the Party asserting force majeure shall bear the burden of establishing the existence of such force majeure by clear and convincing evidence; and provided further, that the Party prevented from complying shall use its best efforts to remove such disability within thirty (30) days, and shall continue performance with the utmost dispatch whenever such causes are removed, and shall notify the other Party of the force majeure event not more than five (5) working days from the time of the event. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

13.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

13.3 Headings. Section headings are inserted for convenience of reference only and do not form a part of this Agreement, and no construction or inference shall be derived from them.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

13.4 Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.5 Entire Agreement. This Agreement and the Exhibits attached hereto, together with the Trademark License, Assignment and Assumption Agreement and the Supply Agreement, set forth the entire agreement and understanding of the Parties regarding the subject matter.

13.6 Amendment; Waiver, Etc. This Agreement may be amended, modified, superseded or canceled, and any of its terms may be waived, only by a written instrument executed by both Parties or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provision shall in no manner affect the rights of such Party at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

13.7 No Third Party Beneficiaries. No person or entity not a Party to this Agreement, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement, nor shall either Party have any obligations or liabilities to such other person or entity by reason of this Agreement.

13.8 Assignment and Successors. This Agreement may not be assigned by either Party to any Third Party without the prior written consent of the other Party; except that either Party may assign this Agreement, without the prior written consent of the other Party, to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation with or into such corporation. In the event of any such assignment, the assignee shall expressly assume in writing the performance of all the terms and conditions of this Agreement and all of the obligations to be performed by the assignor. Any assignment not in accordance with this Agreement will be void.

13.9 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance will, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term, covenant or condition of this Agreement will be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated; provided, however, that if a provision is stricken so as to significantly alter the economic arrangements of this Agreement, the Party adversely affected may terminate this Agreement upon sixty (60) days’ prior written notice to the other Party.

13.10 Notices. All notices shall be mailed via certified mail, return receipt requested, by nationally recognized overnight courier or by facsimile transmission (receipt verified), addressed as follows, or to such other addresses as may be designated from time to time by notice given in the manner provided in this Section 13.10:

If to Solvay:	SOLVAY PHARMACEUTICALS, Inc.
901 Sawyer Road
Marietta, Georgia 30062
ATTN: Office of the President
CC: General Counsel
Facsimile: 770-578-5749

If to Jazz Pharmaceuticals:	JAZZ PHARMACEUTICALS, Inc.
3180 Porter Drive
Palo Alto, CA 94304
Attn: General Counsel
Facsimile: 650-496-3781

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

13.11 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

13.12 Publicity. The Parties will agree upon the contents of a joint press release or a Jazz Pharmaceuticals press release to be made promptly after the Closing Date or, if requested by Jazz Pharmaceuticals, at a later date chosen by Jazz Pharmaceuticals. Except for information in such press release, neither Party will make any public announcement concerning, or otherwise publicly disclose, the existence of this Agreement, any information with respect to the transactions contemplated by this Agreement, the performance under it or any of the terms and conditions hereof without the prior written consent of the other Party hereto. Notwithstanding the foregoing, either Party may make any public disclosure concerning the transactions contemplated hereby that in the opinion of such Party’s counsel may be required by law or the rules of any stock exchange on which such Party’s or its Affiliates’ securities trade; provided, however, the Party making such disclosure will provide the non-disclosing Party with a copy of the intended disclosure reasonably, and to the extent practicable, prior to public dissemination, and the Parties hereto will coordinate with one another regarding the timing, form and content of such disclosure.

13.13 Consent/Approval. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval will not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval will not unreasonably be exercised.

13.14 Independent Contractors. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Except as otherwise expressly provided in this Agreement, neither Party assumes or will assume, either directly or indirectly, any liability or obligations of or for the other Party, whether past, present or future. Neither Party will have the authority to bind or obligate the other Party and neither Party will represent that it has such authority.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

13.15 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

13.16 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

JAZZ PHARMACEUTICALS, INC.		SOLVAY PHARMACEUTICALS, INC.

By:	/s/ Samuel R. Saks, M.D.	By:	/s/ Laurence J. Downey, M.D.
Print Name:	Samuel R. Saks, M.D.	Print Name:	Laurence J. Downey, M.D.
Title:	Chief Executive Officer	Title:	President and Chief Executive Officer
Date:	January 22, 2007	Date:	January 26, 2007

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A

Elan Agreement

{This Exhibit A has been filed separately as an exhibit to the Jazz Pharmaceuticals, Inc. Registration Statement on Form S-1 in executed form.}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit B

Form of Trademark License Agreement

{This Exhibit B has been filed separately as an exhibit to the Jazz Pharmaceuticals, Inc. Registration Statement on Form S-1 in executed form.}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit C

Form of Supply Agreement

{This Exhibit C has been filed separately as an exhibit to the Jazz Pharmaceuticals, Inc. Registration Statement on Form S-1 in executed form.}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit D

Assignment and Assumption Agreement

{This Exhibit D has been filed separately as an exhibit to the Jazz Pharmaceuticals, Inc. Registration Statement on Form S-1 in executed form.}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Schedule 1.13

There have been three NDAs filed related to LUVOX-IR or its predecessor products:

[ * ] (withdrawn in September 1994)

[ * ] (withdrawn in May 2002)

[ * ] (pending with the FDA)

There have been two NDAs filed related to LUVOX-ER or its predecessor products:

[ * ] (withdrawn in June 2001)

[ * ] (pending with the FDA)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Schedule 4.5

Solvay has been contacted regarding a [ * ] resulting from [ * ]. To Solvay’s knowledge and belief, [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Schedule 4.7

None.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Schedule 4.11

Elan has the following patents and patent applications:

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.